Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Cyan, Inc.

Dated: February 1, 2016

TENAYA CAPITAL V, LP			TENAYA CAPITAL V GP, LLC

By: Tenaya Capital V GP, LP		By:	/s/ Dave Markland
Its: General Partner			Dave Markland as Attorney-in-fact
By: Tenaya Capital V GP, LLC
Its: General Partner

By:	/s/ Dave Markland		/s/ Dave Markland
	Dave Markland as Attorney-in-fact		Thomas Banahan by Dave Markland as Attorney-in-fact

TENAYA CAPITAL V-P, LP

By: Tenaya Capital V GP, LP
Its: General Partner			/s/ Dave Markland
By: Tenaya Capital V GP, LLC			Benjamin Boyer by Dave Markland as Attorney-in-fact
Its: General Partner

By:	/s/ Dave Markland
	Dave Markland as Attorney-in-fact		/s/ Dave Markland
Stewart Gollmer by Dave Markland as Attorney-in-fact

TENAYA CAPITAL V GP, LP

By: Tenaya Capital V GP, LLC
Its: General Partner
/s/ Dave Markland
By:	/s/ Dave Markland		Brian Melton by Dave Markland as Attorney-in-fact
Dave Markland as Attorney-in-fact
/s/ Dave Markland
Brian Paul by Dave Markland as Attorney-in-fact